July 2, 2020

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

A Vital Conversation

Today, our communities face the dual challenges of emerging and recovering from a historic public health crisis and the resulting economic turmoil this has created, all within the backdrop of longstanding structural and systemic injustices that too many Americans continue to experience. It is a difficult moment for our nation, but also an important one. Hopefully, this is an inflection point, driven by a vital conversation on injustice, inequity and inclusivity; a moment when there is hope that our nation will emerge as a stronger and more perfect union.

At the Federal Home Loan Bank of New York, we are strengthened and supported by our Core Values, which include fostering a collaborative and responsive work environment, supporting diversity and inclusion in a respectful manner across our business, and upholding our integrity and promoting accountability. We are deeply committed to diversity and inclusion at the FHLBNY, and we draw our strength from our diverse workforce. And we have always taken great pride in the impact we are able to make in the communities we serve.

Our communities are hurting, but as a trusted community partner, we are positioned to help. Through our Community Investment programs, we help families become homeowners, non-profits create affordable housing opportunities and small businesses grow. And through the daily access to funding we provide to our membership, we help our members extend vital credit to every community across our District. The loans our members make every day strengthen our communities.

Together with our members, our cooperative is positioned to provide stability, and through that stability, growth. For example, members can utilize our Community Lending Programs to gain access to a reliable source of funding at our lowest advance rates for projects that create housing, improve business districts and build neighborhoods. This includes our Rural Development Advance (“RDA”), which provides financing for economic development projects in defined rural areas that benefit individuals or families with incomes at 115 percent or less of the area median income. It also includes our Urban Development Advance (“UDA”), which provides financing for these same types of projects in defined urban areas that benefit individuals or families with incomes at or below 100 percent of the area median income.

These products support our members’ efforts to make the small business loans that help create and retain jobs; and to create and preserve the healthcare facilities, daycare centers, grocery stores and other services that are vital to the stability of every community. In fact, our members have utilized $8 billion in RDA/UDA to provide significant funding to support community and economic development within their communities. An active and involved local lender makes the community they serve stronger, and stronger communities lead to stronger local lenders. We all have a role to play in creating a more equitable and just society. Every day, our members help create opportunities in the communities we serve. We are proud to support this work.

Expanding Our Support

We also remain focused on helping our communities recover from the economic impact of the COVID-19 pandemic. In May, as part of our overall COVID-19 Relief Program, we launched our Small Business Recovery Grant (“SBRG”) Program to help businesses recover from the pandemic, reopen their doors and return to serving their customers and communities. Within a week, we had allocated nearly all of the initial funding. At its June meeting, our Board approved management’s recommendation to increase our 2020 Community Support Activities budget, allowing us to make an additional $3 million available through the SBRG Program, bringing the total amount of grant funding available to $8 million and positioning us to help hundreds of small businesses and non-profit organizations as they prepare to open their doors in the coming weeks. These organizations are the fabric of the communities we serve, and the SBRG Program speaks to our role as a trusted community partner.

The additional $3 million will be available on July 6, 2020, and will be posted on our Small Business Recovery Grant website page. Starting on July 6, participating members that already have a Member Acknowledgement Form on file and have exhausted their initial batch of funds may request additional program funds by submitting the SBRG Batch Request Form to DisasterRecovery@fhlbny.com. Members that have not signed up to participate in the program previously can submit the Member Acknowledgment Form, executed by a senior officer, along with the SBRG Batch Request Form. Should you have any questions, please contact our team at the email above, or your Relationship Manager at (212) 441-6700.

We also continue to work with our members to accept Paycheck Protection Program (“PPP”) loans as eligible collateral, helping to alleviate some of the challenges our members may face in this area, and making it easier to keep funding flowing into the community. Our members have been very active in making PPP loans, and we are positioned to support this activity, with more than $2.6 billion in PPP loans pledged as collateral as of June 30, 2020.

FHLBNY Commences 2020 Director Election Process

Our Board of Directors helps develop the strategies and initiatives that guide our cooperative. This year, five Directorships – one seat representing our New Jersey members, two seats representing our New York members and two Independent Directorships representing the whole District – will be up for election for four-year terms commencing on January 1, 2021.

As previously reported, this year, we will continue to provide an electronic format for our Director Elections, once again partnering with Survey & Ballot Systems (“SBS”), the firm that administered our 2019 Director Election. On June 26, all eligible members were sent an email titled “Commencement of FHLBNY 2020 Director Election Process” from the sender noreply@directvote.net, which contained a link to materials regarding the elections. Eligible New Jersey and New York members may, using the electronic Certificate of Nomination included with the election materials, nominate one person for each of the open Member Directorships in their respective states. Separately, the materials indicate that those individuals interested in being considered for nomination by the FHLBNY’s Board for the two open Independent Directorships must first submit an Independent Director Application Form and resume to the FHLBNY. Copies of this Form and submission information can be found at our Corporate Governance page.

All electronic Certificates of Nomination must be submitted, and all emailed Independent Director Application Forms and resumes must be received by the FHLBNY, by 5:00 p.m. ET on July 28, 2020.

Our Board is a key part of our cooperative, and I encourage all of our members to participate in the election process. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

The FHLBNY’s Board consists of a talented group of dedicated individuals that benefits from, among other things, diversity, and we expect that this will continue in the future. As you consider potential nominations for Member Directorships and give thought to persons who might be interested in Independent Directorships, please keep diversity in mind. Your participation in this year’s Director election process is greatly appreciated, and will help continue to keep the Board and the FHLBNY diverse and strong, and positioned to continue to meet the needs of the communities we proudly serve.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.